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                                                                  EXHIBIT 10.29

                                                      PERSONAL AND CONFIDENTIAL

                              IRT PROPERTY COMPANY

                        RESTRICTED STOCK AWARD AGREEMENT

         IRT Property Company (the "Company") hereby grants to Daniel F. Lovett (the "Executive") 5,556 shares of the Company's $1.00 par value common stock ("Common Stock") set forth herein ("Restricted Stock") pursuant to the IRT Property Company 1998 Long Term Incentive Plan, and the Executive hereby accepts such grant upon such terms and conditions. Capitalized terms used but not defined herein shall have the meanings specified in the Plan.

         RESTRICTED STOCK GRANT

Number of shares of Restricted Stock granted:            5,556
Date of Grant:                                           December 17, 1999
Vesting Date(s) of Restricted Stock:                     618 (Shares of Restricted Stock
                                                         granted hereby shall vest on January
                                                         31 of each year commencing 2000,
                                                         with the balance vesting on January
                                                         31, 2008)




Restrictions applicable to Restricted Stock:

         (a) The Executive must remain in the continuous employ of the Company or a Subsidiary of the Company until the respective vesting dates shown above (the "Restricted Period"). For example, if on January 31, 2000 the Executive has since the grant date been in the continuous employ of the Company or an affiliate that is consolidated with the Company in the Company's consolidated financial statements, 618 shares will vest and no longer be subject to forfeiture. The foregoing notwithstanding, all shares of Restricted Stock shall immediately vest upon the death or Disability of the Executive, as provided in Section 7 hereof, or upon any action of the Board of Directors or the Compensation Committee to vest such shares earlier than the scheduled vesting date. For purposes hereof, "Disability" shall mean the absence of the Executive from the Executive's duties with the Company on a full-time basis for 180 consecutive days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative.

         (b) The shares of Common Stock will be issued in the name of the Executive as Restricted Stock and the certificates representing such shares will be held by the Company during the Restricted Period until vested.
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         (c)    The Executive, as beneficial owner of the Restricted Shares, shall have full voting and dividend rights with respect to the Restricted Shares during the Restricted Period.

         (d) Certificates representing shares of Restricted Stock shall bear the following legend:

         THE SHARES ARE SUBJECT TO A RESTRICTED STOCK AWARD AGREEMENT DATED AS OF JANUARY 7, 2000 (THE "AWARD AGREEMENT"), AND NO SHARES OR ANY RIGHTS OR INTERESTS THEREIN MAY BE SOLD, TRANSFERRED OR DISPOSED OF EXCEPT IN ACCORDANCE WITH THE AWARD AGREEMENT.

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         The following additional terms shall apply to this Restricted Stock
Agreement:

         1. TAX WITHHOLDING. Prior to the delivery of any certificate or certificates for shares acquired upon the vesting of Restricted Stock hereunder, the Executive must satisfy federal, state and local withholding tax obligations by either (a) delivering to the Company shares of Common Stock, or
(b) directing the Company to withhold certain of such shares, or (c) remitting to the Company a sufficient amount of cash to satisfy the withholding requirements. No election to satisfy withholding under (a) or (b) shall be effective unless approved by the Board of Directors of the Company, in its sole discretion. If withholding is to be satisfied under either (a) or (b), the Common Stock used for payment shall have a fair market value (as determined by the Board) on the date of delivery or withholding, which shall be the date the withholding tax is determined, equal to the amount of the taxes to be withheld. Any election by the Executive to satisfy withholding under (a) or (b) must be made in writing, signed by the Executive and delivered by the Executive prior to the date the amount of the withholding tax is determined, and shall be irrevocable. The portion of any withholding tax represented by a fractional share must be paid in cash.

         2. PAYMENT OF WITHHOLDING OBLIGATIONS. Prior to the delivery of stock certificates to the Executive pursuant to vesting of shares of Restricted Stock, the Executive shall deliver to the Company his check and/or a stock certificate registered in the name of the Executive duly assigned to the Company (with the assignment guaranteed by a bank, trust company, member firm of the New York Stock Exchange ("NYSE") or other participant in a Signature Guarantee Medallion Program), or directions for withholding of shares (as applicable) which the Board of Directors has permitted the Executive to transfer for satisfying federal and state withholding tax obligations.

         3. TRANSFERABILITY. None of the shares of Restricted Stock granted hereby or any interest therein are transferable or assignable prior to vesting. Until vesting, neither the shares nor any interest therein may be sold, pledged or transferred in any manner, nor


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will any assignee or transferee thereof be recognized as an owner by the
Company for any purpose.

         4. DELIVERY OF SHARES. Certificates representing the shares of Common Stock shall be delivered as soon as practicable after vesting of the shares of Restricted Stock, but such delivery may be postponed for such period as may be required for the Company with reasonable diligence to comply if deemed advisable by the Company, with registration requirements under the 1933 Act, listing requirements under the rules of the NYSE, and requirements under any other law or regulation applicable to the issuance or transfer of such shares.

         5. SUCCESSORS. This Agreement shall be binding upon and inure to the benefit of any successor of the Company, in accordance with the terms of this Restricted Stock Award Agreement.

         6. MISCELLANEOUS. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia.

         7. VESTING ON CHANGE OF CONTROL. Upon the occurrence of a Change of Control, all of the shares of Restricted Stock granted under this Agreement shall vest immediately.

         8.     CERTAIN DEFINITIONS.

                 (a) Affiliate Company shall mean any corporation, partnership, limited liability company, trust and/or other entity controlled by, controlling or under common control with, the Company. Unless the context clearly requires otherwise, as used herein, the Company shall include all its Affiliated Companies.

                 (b)    Change of Control shall mean:

                        (1) The acquisition by any Person of beneficial ownership (within the meaning of SEC Rule 13d-3 under the Exchange Act) of 25% or more of the combined voting power of (x) all then outstanding shares of Company common stock ("Outstanding Company Common Stock") and (y) all then outstanding securities of the Company entitled to vote generally in the election of directors and all outstanding securities and/or rights to acquire (whether by conversion, exchange or otherwise) voting securities of the Company entitled to vote generally in the election of directors (collectively with the Outstanding Company Common Stock, the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (1), the following acquisitions shall not constitute a Change of Control: (i) any acquisition by a Person who was on July 1, 1999 the beneficial owner of 25% or more of the Outstanding Company Voting Securities, (ii) any acquisition by the Company, provided no Change of Control has previously occurred or would result therefrom under subsections 8(b)(2) and 8(b)(3) of this Agreement, (iii) any acquisition by any employee benefit plan (or related


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trust) sponsored or maintained by the Company or any Affiliated Company, or
(iv) any acquisition by any Person pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection 8(b)(3); or

                 (2) Individuals who, as of July 1, 1999, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to July 1, 1999 whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                 (3) Consummation of a reorganization, merger or consolidation, a sale, liquidation or partial liquidation, or other disposition of all or substantially all (e.g., 50% or more) of the assets of the Company in one or a series of transactions, and/or any combination of the foregoing (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the Persons who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially owns (within the meaning of SEC Rule 13d-3 under the Exchange Act), directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction beneficially owns (within the meaning of SEC Rule 13d-3 under the Exchange Act) the Company or all or substantially all (e.g., 50% or more) of the Company's assets either directly or through one or more subsidiaries, partnerships, limited liability companies, trusts and/or other entities or Persons) in substantially the same proportions as their beneficial ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be,
(ii) no Person (excluding any corporation or other entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation or entity resulting from such Business Combination) beneficially owns (within the meaning of SEC Rule 13d-3 under the Exchange
Act), directly or indirectly, 25% or more of the combined voting power of the then outstanding voting securities of such corporation or entity except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors or other governing body (including trustees and/or general partners) of the corporation or entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination.


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                 (c)    Exchange Act shall mean the Securities Exchange Act of
1934, as amended and the rules and regulations of the Securities and Exchange Commission ("SEC") thereunder.

                 (d) Person shall mean any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act.

         IN WITNESS WHEREOF, the Company has caused this Restricted Stock Award Agreement to be executed and delivered as of the date shown below by the undersigned officer thereunto duly authorized.

                                    IRT PROPERTY COMPANY



                                    By: /s/ Thomas H. McAuley
                                       ----------------------
                                    Name:  Thomas H. McAuley
                                    Date as of:  January 7, 2000

         As of the day and year first above written, I hereby accept the above Restricted Stock grant in accordance with and subject to the terms and conditions set forth above, and pledge all such Restricted Stock to the Company, and I agree that any shares of Common Stock, together with all substitutions and replacements therefore received by me hereunder will not be sold or otherwise disposed of by me except in a manner in compliance with applicable securities laws. I agree to notify the Company at lease five business days in advance of any proposed sale or other disposition of any such shares following the vesting thereof and as permitted by the Pledge Agreement.


                                            /s/ Daniel F. Lovett
                                            ---------------------------
                                            Executive: Daniel F. Lovett
                                                       ----------------

                                            Date: January 7, 2000


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